Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Solta Medical, Inc.
Dated: March 15, 2010

INSTITUTIONAL VENTURE PARTNERS VII, L.P. By its General Partner, Institutional Venture Management VII, L.P.
/s/ Geoffrey Y. Yang
Geoffrey Y. Yang
General Partner

INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.
/s/ Geoffrey Y. Yang
Geoffrey Y. Yang
General Partner